Exhbiit 10.1

BLACK DIAMOND GROUP
A LIMITED LIABILITY COMPANY

October 30, 2003

PERSONAL AND CONFIDENTIAL
VIA EMAIL

Mr. Ron McFadden
Chief Financial Officer
Zones, Inc.
1102 15th Street, SW
Suite 102
Auburn, WA 98001

Consulting Services Letter Agreement

Dear Ron:

This letter serves to confirm the agreement between Zones, Inc. (“Zones”) and William Keiper dba Black Diamond Group LLC (“Keiper”) as of November 1, 2003 (the “Effective Date”), as follows:

    1.        Scope of Engagement

a.	Keiper is engaged to provide consulting services to Zones. The services provided by Keiper may, as appropriate, include development of strategy, identifying and evaluating potential acquisition prospects, and such other advisory services as Keiper and Zones may agree upon from time to time.

b.	Keiper will consult by telephone, and meet in person, with senior management of Zones, and other parties designated by Zones, as and when reasonably necessary to assist Zones in making decisions wherein Keiper’s advice and counsel is deemed appropriate or desirable by Zones.

    2.        Term of Engagement:

The term of this letter agreement shall extend from the Effective Date and continue for a period of twelve (12) months thereafter. Either party may terminate Keiper’s engagement at any time, for any reason or no reason, upon thirty (30) days written notice to the other party.

    3.        Compensation:

a.	As compensation for Keiper’s consulting and other services hereunder, Zones agrees to pay Keiper a monthly retainer in advance of $5,000 (“Retainer”), payable in cash upon execution of this letter agreement, and thereafter on the first day of each month during the Term, unless earlier terminated

b.	In addition to the Retainer, Zones will reimburse Keiper for all reasonable out-of-pocket costs and expense, including, without limitation, out of area travel incurred by Keiper in connection with the rendering of service hereunder. No travel shall be undertaken without Zones’ prior authorization. Costs and expense shall be billed as incurred by Keiper.

P.O BOX 12430 LAKE TAHOE, NEVADA 89448 775-722-4499 (OFFICE) 775-201-4000 (FAX) WWW.GOBLACKDIAMOND.COM
BLACK DIAMOND GROUP A LIMITED LIABILITY COMPANY 4. Information/Confidentiality:

a.	Zones will cooperate with, and make available to Keiper all information which Keiper reasonably requests in connection with the performance of his services, including all information concerning the business, assets, operations or financial condition of Zones. Keiper may rely upon the accuracy and completeness of such information without independent verification and is authorized to make appropriate use of such information. In addition, Zones shall be responsible for the completeness, accuracy, and format of all information prepared by Zones.

b.	Except as contemplated by the terms hereof or as required by applicable law, Keiper shall keep confidential all nonpublic information provided to it by Zones, and shall not disclose such information to any third party without the prior consent of Zones, other than to such of its employees and advisors as have need to know in the ordinary course of rendering services in accordance with this letter agreement.

5. Independent Contractor:

Keiper is and will hereafter act as an independent contractor and not as an employee of Zones and nothing in this letter agreement shall be interpreted or construed to create any employment, partnership, joint venture or other relationship between Keiper and Zones.

6. Governing Law:

This letter agreement may not be amended or modified except in writing and shall by governed by the laws of the State of Washington.

7. Entire Agreement:

This letter agreement is intended by the parties to be the final expression of their agreement and constitutes and embodies the entire agreement between the parties (including stockholders, partners, subsidiaries and affiliates) and constitutes a complete and exclusive statement of terms and condition, and shall supersede any other agreements, correspondence, conversations and understanding between the parties (including their stockholders, partners, subsidiaries and affiliates) relating to the subject matter of this letter agreement.

8. Counterparts, Electronic Transmission:

This letter agreement may be signed in counterparts, each of which shall be deemed an original, and signatures to this letter agreement transmitted by electronic means including facsimile shall be deemed original, manual signatures.

* * *

Please confirm that the foregoing is in accordance with your understanding by signing and returning the duplicate of this letter (or, if received by facsimile, by signing the facsimile and transmitting a copy to me by facsimile), which will then constitute a binding agreement.

P.O BOX 12430 LAKE TAHOE, NEVADA 89448 775-722-4499 (OFFICE) 775-201-4000 (FAX) WWW.GOBLACKDIAMOND.COM

Sincerely,

/S/ WILLIAM KEIPER

William Keiper dba Black Diamond Group LLC

* * *

The undersigned agrees to and accepts the above letter agreement and acknowledges receipt of a copy of this letter agreement.

Zones, Inc.

/S/ RON MCFADDEN

Ron McFadden Chief Financial Officer

P.O BOX 12430 LAKE TAHOE, NEVADA 89448 775-722-4499 (OFFICE) 775-201-4000 (FAX) WWW.GOBLACKDIAMOND.COM